UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/06/2009

CROWN CASTLE INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16441

Delaware	76-0470458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1220 Augusta Suite 500, Houston, TX 77057
(Address of principal executive offices, including zip code)

713-570-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Effective April 6, 2009, the Company entered into amendments ("Amendments") to its severance agreements ("Severance Agreements") with W. Benjamin Moreland, Chief Executive Officer, and seven of the Company's other senior officers, including each of the other named executive officers in the Company's Proxy Statement dated April 8, 2009.

The Amendments primarily relate to the treatment upon certain qualifying terminations of long-term incentive awards granted in 2009 or thereafter which have performance vesting requirements. The Amendment to John P. Kelly's Severance Agreement also reflects the previously reported change of his position to Executive Vice Chairman as of July 1, 2008.

The foregoing description is qualified in its entirety by reference to the Amendments, forms of which are filed herewith as exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

10.1        Form of Amendment to Severance Agreement between Crown Castle International Corp. and each of John P. Kelly, W. Benjamin Moreland and E. Blake Hawk.

10.2        Form of Amendment to Severance Agreement between Crown Castle International Corp. and certain senior officers, including Jay A. Brown, James D. Young and Philip M. Kelley.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: April 08, 2009	By:	/s/ E. Blake Hawk
E. Blake Hawk
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Amendment to Severance Agreement
EX-10.2	Form of Amendment to Severance Agreement